Exhibit 99.1

Ramp Announces Receipt of Delisting Letter from the American Stock Exchange

NEW YORK, June 1 -- Ramp Corporation (Amex: RCO - News) today announced that on May 26, 2005, the Company received a letter from the American Stock Exchange (“AMEX”) advising the Company that as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 as well as the defective status of the Company’s Annual Reports on Form 10-K for the years ended December 31, 2004 and December 31, 2003 (resulting from the Company’s former auditors informing the Company that the audit reports in respect thereof can no longer be relied upon), the Company is in violation of Sections 134, 1101 and 1003(d) of the continued listing standards set forth in Part 10 of the AMEX Company Guide. The letter stated that the Company must submit a revised plan of compliance by June 2, 2005, advising AMEX of the action it has taken, or will take, that would bring the Company into compliance, by no later than July 11, 2005, with the aforementioned Sections of the AMEX Company Guide.

The letter further advised that the Company may be subject to delisting proceedings from AMEX if it does not submit a plan or submits a plan that is not accepted by AMEX. In addition, the letter indicated that if the Company is not in compliance with Sections 134, 1101 and 1003(d) of the AMEX Company Guide by July 11, 2005 or does not make progress consistent with the plan during the plan period, the AMEX staff will initiate delisting proceedings as appropriate. Furthermore, the letter stated that if the Company regains compliance with the aforementioned Sections of the AMEX Company Guide by July 11, 2005, it will remain subject to the requirements set forth in the AMEX letter to the Company dated December 16, 2004.

The letter indicated that within five days of the date thereof, the Company would become subject to the indicators “.BC” and “.LF” to denote its noncompliance with the AMEX continued listing standards.

The letter also requested the Company to provide, by June 2, 2005, certain information and documentation relating to the resignation of its independent auditor, the resignation of its Chairman, President and Chief Executive Officer, Andrew Brown, an event of default under the Company’s January and March securities purchase agreements, and the initiation by the Company’s Board of Directors of an investigation into certain actions taken by Mr. Brown.

About Ramp Corporation: Ramp Corporation, through its wholly-owned HealthRamp subsidiary, develops and markets the CareGiver and CarePoint suite of technologies. CareGiver enables long term care facility staff to easily place orders for drugs, treatments and supplies from a wireless handheld PDA or desktop web browser. CarePoint enables electronic prescribing, lab orders and results, Internet-based communication, data integration, and transaction processing over a handheld device or browser, at the point-of-care. HealthRamp's products enable communication of value-added healthcare information among physician offices, pharmacies, hospitals, pharmacy benefit managers, health management organizations, pharmaceutical companies and health insurance companies. Additional information about Ramp can be found at www.Ramp.com.

Safe Harbor Statement: To the extent that any statements made in this press release contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as "expects," "plans," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, the ability of the Company to raise capital to finance the development of its Internet services and related software, the effectiveness, profitability and the marketability of those services, the ability of the Company to protect its proprietary information and to retain and expand its user base, the establishment of an efficient corporate operating structure as the Company grows, and other risks detailed from time-to-time in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements.

Contact:

Ron Munkittrick: (212) 440-1575